Issued by ING USA Annuity and Life Insurance Company A member of the ING family of companies Distributed by Directed Services LLC

ING GoldenSelect

Deferred Variable Annuity Application

Countrywide except FL, MA, MD, NC, NJ, NV, OR and TX

IMPORTANT INFORMATION AND REMINDERS

•	The name, trust date (if applicable), address, birth date, Social Security number/tax identification number, and country of citizenship is provided for
each individual/entity named.
Page 2
•	The primary or contingent status for each named beneficiary is entered in section 3(A).
•	Each beneficiary is named individually. If there are any trust designations, the trust name and the trust date are included.
•	Designated beneficiary percentages are clearly entered and total 100% for all primary beneficiaries and 100% for all contingent beneficiaries.
•	If a separate sheet containing additional beneficiary information is needed, that sheet is signed and dated by the owner.
•	If the ING Joint LifePay Plus living benefit option is selected on a custodially owned contract, the custodial beneficiary information is entered in
section 3(B).
Page 3
•	If a transfer is required, the approximate transfer amount is entered in section 4. If there are multiple transfers, each approximate transfer amount is
entered separately.
•	The initial premium meets the selected product’s minimum requirements.
•	Select one product and one death benefit. If choosing an optional living benefit rider, select only one.
•	Enhanced death benefits or earnings multiplier cannot be selected with joint owners.
•	If Telephone/Electronic Transmission Reallocation Authorization is selected, the owner has initialed where required to authorize the agent. The name
and Social Security number for each additional person is entered in section 6.
Page 4
•	The owner and joint owner (if applicable) have initialed their consent to future electronic information delivery. We will not provide their e-mail
addresses to any third party.
•	The plan type for this new annuity (e.g., Non-Qualified, IRA, Simple IRA) is indicated in section 8, and any applicable conversion/establishment dates
are provided.
•	If a replacement is involved, the appropriate transfer and state replacement forms are completed and submitted with this application.
Page 5
•	Use section 10A only if you have not elected the ING LifePay Plus or ING Joint LifePay Plus living benefit options.
•	All allocations (fixed and variable) total 100% of the initial investment amount.
•	To elect an optional DCA transfer program, allocate money to either ING Liquid Assets or 6-Month DCA, and indicate the funds the DCA is to go to
by writing percentages in the “DCA Allocation % (Optional)” columns. Both allocations must total 100%.
Page 6
•	Use section 10B only if you have elected the ING LifePay Plus or ING Joint LifePay Plus living benefit options.
•	Please note, contracts that elect the ING LifePay Plus or ING Joint LifePay Plus options must comply with the fund allocation requirements as described
on this page (see Options 1-3) and in your prospectus. These requirements apply to both initial and DCA allocations. Please see the next page for examples.
•	Applications that do not comply with these requirements will be deemed not in good order, and the contract will not be issued until correct investment
instructions are received.
•	After contract issue, ING USA Annuity and Life Insurance Company may periodically rebalance the contract value to remain in compliance with the
ING LifePay Plus and ING Joint LifePay Plus allocation requirements. Please see your prospectus for additional information.
•	To elect an optional DCA transfer program, allocate money to either ING Liquid Assets or 6-Month DCA, and indicate the funds the DCA is to go to
by writing percentages in the “DCA Allocation % (Optional)” columns. Both allocations must total 100%.
Page 7
•	Provide any additional remarks in section 12 (e.g., additional beneficiaries).
Page 8
•	The owner has signed and dated section 14, including the city and state where this application was signed. If this is different from the owner’s resident
state, an explanation is provided at the top of page 1 and a “Nexus Information Worksheet” is submitted with this application.
•	If this form is signed by a power of attorney, legal guardian, etc. a copy of the appropriate supporting documentation is provided confirming the

signer’s ability to act on behalf of the owner.

  The name, Social Security number, phone number, broker/dealer branch, and signature for each agent is provided.
  If more than one agent is listed, the agent commission split is entered and totals 100%.
MAILING INSTRUCTIONS
Send completed and signed documents to:
For Regular Mail:	ING ANNUITIES	For Overnight Delivery:	ING ANNUITIES
	Attn: New Business		Attn: New Business
	PO Box 9271		909 Locust Street
	Des Moines, IA 50306-9271		Des Moines, IA 50309-2899

To contact our Licensing Department, please call 800-235-5965.
To contact our Client Services Department, please call 800-366-
0066. To contact our Sales Desk, please call:
INDEPENDENT DIVISION	NYSE/REGIONAL DIVISION
800-344-6860	800-243-3706

EXAMPLES OF ING LIFEPAY PLUS AND ING JOINT LIFEPAY PLUS FUND ALLOCATIONS

If you elect ING LifePay Plus or ING Joint LifePay Plus, there are allocation guidelines that must be followed.
Option 1: You may allocate entirely among Accepted Funds without restriction.
Option 2: You may elect not to allocate any account value to Accepted Funds and allocate entirely among the LifePay Plus
Fixed Allocation Fund(s) and
Other Funds. However, at least 30% of the account value must be invested in the LifePay Plus Fixed Allocation Fund(s).
Option 3: You may allocate among a combination of Accepted Funds, the LifePay Plus Fixed Allocation Fund(s), and Other
Funds. However, at least 30%
of the account value not invested in Accepted Funds must be invested in the LifePay Plus Fixed Allocation Fund(s).

Here are some common allocation percentage combinations you might want to use:

Accepted	Fixed Allocation Fund	Other	Accepted	Fixed Allocation Fund	Other

0%	30%	70%	55%	14%	31%

5%	29%	66%	60%	12%	28%

10%	27%	63%	65%	11%	24%

15%	26%	59%	70%	9%	21%

20%	24%	56%	75%	8%	17%

25%	23%	52%	80%	6%	14%

30%	21%	49%	85%	5%	10%

35%	20%	45%	90%	3%	7%

40%	18%	42%	95%	2%	3%

45%	17%	38%	100%	0%	0%

50%	15%	35%

IMPORTANT INFORMATION ABOUT THE ING JOINT LIFEPAY PLUS LIVING BENEFIT RIDER

There are certain issue requirements that must be met to successfully elect the ING Joint LifePay Plus living benefit rider.
Applications that do not comply with these issue requirements will be deemed not in good order, and the contract will not be issued.

The ING USA Annuity and Life Insurance Company Joint LifePay Plus living benefit rider can only be issued if there are two
individuals who are married at the time of issue and meet the ownership, annuitant and beneficiary issue requirements listed in the table below. ING USA Annuity and Life Insurance Company will comply with the then current definition of marriage under federal tax law and regulations and federal tax publications issued by the Internal Revenue Service (IRS). The IRS has interpreted marriage to mean a legal union between a man and a woman as husband and wife. Please consult your financial advisor to determine whether you meet the requirements.

ING Joint LifePay Plus Living Benefit Issue Requirements

			Annuitant(s)	Primary Beneficiary
Type of Plan	Owner[1]	Ownership Requirements	Requirements	Requirements

Non-Qualified	Joint owners	The two owners must be the	Must be a spouse.	None
two spouses.

	Single owner	The owner must be a	Must be a spouse.	Sole primary beneficiary
		spouse.		must be the owner’s spouse.

Qualified-IRA	Single owner 2	The owner must be a	Must be the owner.	Sole primary beneficiary
		spouse.		must be the owner’s spouse.[3]

[1] Non-natural owners are not allowed. Neither joint owners nor non-natural owners are allowed under qualified plans.
[2] Includes custodial accounts. The beneficial owner of the custodial account must be one of the spouses.
3 If a custodial account, this requirement applies to the beneficiary information on record with the custodian.

Changes in ownership, annuitant and/or beneficiary designations, and changes in marital status may affect the terms and conditions
of the ING Joint LifePay Plus living benefit option. Please refer to your prospectus for complete details to determine if this living benefit option is consistent with your needs and objectives in purchasing an annuity contract.

If you decide to elect the ING Joint LifePay Plus living benefit option, please be sure to provide names, birth dates and Social
Security
numbers wherever requested on the application. Please follow the instructions listed on the “Important Information and Reminders”
page at the beginning of this document.

For Agent Use Only:	Client Account Number

If this application is being signed in a state other than the owner’s resident state, please specify the state where the business was solicited and the purpose of the visit.

1(A). OWNER (Please provide supporting documentation for all non-natural owners.)
Name			Trust Date

SSN/TIN	Birth Date		Male	Female

Street Address

	(No P.O. Box addresses.)	City	State	ZIP
Mailing Address

	(If different than above.)	City	State	ZIP
Phone		E-mail Address

Country of Citizenship

1(B). JOINT OWNER (Standard Death Benefit option only. Earnings Multiplier not available.)
Relationship to Owner

Name			Trust Date

SSN/TIN	Birth Date		Male	Female

Street Address

	(No P.O. Box addresses.)	City	State	ZIP
Mailing Address

	(If different than above.)	City	State	ZIP
Phone		E-mail Address

Country of Citizenship

2(A). ANNUITANT
Relationship to Owner: Owner Joint Owner	Other (Please complete the information below if this choice is selected.)
Name		Relationship to Owner

SSN	Birth Date		Male	Female

Street Address

	(No P.O. Box addresses.)	City	State	ZIP
Country of Citizenship

2(B). CONTINGENT ANNUITANT (Optional.)
Name			Relationship to Owner

SSN	Birth Date		Male	Female

Street Address

	(No P.O. Box addresses.)	City	State	ZIP
Country of Citizenship

GA-CDF-1109(04/08)		Page 1 of 9	Order #137098 01/12/2009

3(A). BENEFICIARY(S) (All fields for each beneficiary must be completed. Complete Section 3B for custodially owned contracts.)

Restricted Beneficiary. (If selected, complete a “Restricted Beneficiary” form and submit with this application.)
Beneficiary proceeds will be split equally if no percentages are provided.
Primary Beneficiary
Name	Birth Date	Percent	%
SSN/TIN	Relationship to Owner

Address

Primary	Contingent Beneficiary
Name	Birth Date	Percent	%
SSN/TIN	Relationship to Owner

Address

Primary	Contingent Beneficiary
Name	Birth Date	Percent	%
SSN/TIN	Relationship to Owner

Address
Please use the space in Section 12 if you need to list additional beneficiaries.

3(B). CUSTODIAL BENEFICIARY (Required if Joint LifePay Plus is selected on a custodially owned contract. This sole beneficiary must be the spouse of the annuitant. All fields must be completed.)

Name	Birth Date	Percent	100%

SSN/TIN	Is this sole beneficiary the spouse of the annuitant? Yes		No

Address

SAMPLE BENEFICIARY DESIGNATIONS
Be sure to use given names such as “Mary M. Doe,” not “Mrs. John Doe,” and include the address and relationship of the beneficiary or beneficiaries to the owner. The following designations may be helpful to you:

		Relationship
	Name	to Owner	Birth Date	SSN/TIN	Percent

One Primary Beneficiary	Mary M. Doe	Sister	03/31/1950	123-45-6789	100%

Two Primary Beneficiaries	Jane J. Doe	Mother	04/01/1940	###-##-####	50%
	John J. Doe	Father	05/01/1935	###-##-####	50%

One Primary Beneficiary	Jane J. Doe	Wife	11/30/1923	###-##-####	100%
One Contingent	John J. Doe	Son	06/18/1951	###-##-####	100%

Estate	Estate of John Doe	Estate	N/A	67-981239	100%

	ABC Trust
Trust		Trust	N/A	44-234567	100%
	Dated 1/1/85

Testamentary Trust[1]	Trust created by the
		Testamentary
(Trust established within	Last Will and Testament		N/A	38-078602	100%
the owner’s will)	of John Doe	Trust

1If the trust is terminated or if no trustee is qualified to receive the proceeds within six months of the insured’s death, then the proceeds go to the owner or owner’s estate.
GA-CDF-1109(04/08)		Page 2 of 9		Order #137098 01/12/2009

4. INITIAL INVESTMENT (Make all checks payable to ING USA Annuity and Life Insurance Company.)

  Initial Premium Paid $
  Estimated Amount of Transfer/1035 Exchange $

5. PRODUCT SELECTION (Must select one.)

  Premium Plus
  ES II
  Landmark
  Access

Death Benefit Option (Select one. If a death benefit is not chosen, the death benefit will be the Standard Death Benefit.)

  Standard (This is the only death benefit option available to joint owners.)
  Annual Ratchet 1
  MAX 5.5 (Only available in WA.) 1
  MAX 7% Solution (Not available in WA.) 1

[1] Only available for owner and annuitant ages 0-75, unless LifePay Plus or Joint LifePay Plus is elected. If LifePay Plus or Joint LifePay Plus is elected, owner ages 0-79
are permitted. Please consider the additional cost of these options (0.85% of MGWB Base for LifePay Plus and 1.05% of MGWB Base for Joint LifePay Plus) as
well
as their interaction with the death benefit elected to determine if this combination is appropriate considering your investment objectives.

Optional Earnings Multiplier

Earnings Multiplier Benefit Rider (Not available for joint owners or in the state of WA.)

Optional Living Benefit (May select one.)

  Minimum Guaranteed Income Benefit (MGIB) (Only available for owner and annuitant ages 0 - 75 years.)
  ING LifePay Plus Minimum Guaranteed Withdrawal Benefit (2008.v2) (“LifePay Plus”)2
  ING Joint LifePay Plus Minimum Guaranteed Withdrawal Benefit (2008.v2) (“Joint LifePay Plus”) 2
  There are specific ownership and beneficiary requirements for election of the Joint LifePay Plus benefit option.

[2] Funds must be allocated per the LifePay Plus and Joint LifePay Plus requirements detailed on page 6. Read your prospectus carefully regarding details about the
LifePay Plus and Joint LifePay Plus options. Applications that do not comply with these requirements will be deemed not in good order, and the contract will not be issued until correct investment instructions are received.

6. TELEPHONE/ELECTRONIC TRANSMISSION AUTHORIZATION

I authorize ING USA Annuity and Life Insurance Company to act upon instructions given by electronic means or voice command
from the agent that signs in section 15 and/or the following individuals listed below upon furnishing their Social Security Number or alternative identification number.
To authorize an individual (including an agent), owner must initial: ______________
Provide the name and Social Security Number of other authorized individuals below:

Name _____________________	SSN/TIN __________________
Name __________________	SSN/TIN __________________

Neither the Company nor any person authorized by the Company will be responsible for any claim, loss, liability, or expense in
connection with instructions received by electronic means or voice command from such person if the Company or other such person acted on such electronic means or voice command in good faith in reliance upon this authorization. The Company will continue to

act upon this authorization until such time as the person indicated above is no longer affiliated with the broker/dealer under which my contract was purchased or until such time as I notify the Company in writing of a change in instructions.
Note: If a Social Security Number/Tax ID Number is not provided, the proposed individual will not be authorized for certain transactions.
GA-CDF-1109(04/08)	Page 3 of 9	Order #137098 01/12/2009

7. ELECTRONIC INFORMATION CONSENT

(Both owners must consent for jointly owned contracts.)
_________ __________ I consent to electronic delivery by ING USA, when available, of:
(Owner Initials) (Owner Initials)

• Legal disclosure materials (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semi-annual reports for the underlying funds).

• Account documents (quarterly statements and immediate confirmations). • Related correspondence (privacy notice and other notices to customers).

I confirm that I have ready access to a computer with the hardware and software necessary (a CD-ROM drive and Adobe®
Acrobat®, and Internet access and an active e-mail account) to receive this information electronically – in the form of a compact disc, by e-mail
or by notice to me of this information being made available on ING’s website – and to be able to read and retain it.

I understand that:

• There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.
• I may always request a paper copy of this information at any time for no charge, even though I consented to electronic delivery

or

if I decide to revoke my consent.

• ING is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. This consent is effective until further notice by ING or I revoke it.

Please call 800-366-0066 if you would like to revoke your consent, wish to receive a paper copy of any of the information above, or need to update your e-mail address indicated on page 1 of this application.

8. PLAN TYPE
Non-Qualified	1035 Exchange

Qualified
IRA	IRA Rollover from Qualified Plan
SEP-IRA	IRA Transfer (e.g., Trustee to Trustee
Qualified Other___________________

Indicate contribution amount and appropriate tax year___________________
Roth IRA. If transfer, provide original conversion/establishment date and amount_________________
Simple IRA. If transfer, provide original establishment date and amount___________________

9. REPLACEMENT
Do you currently have any existing individual life insurance policies or annuity contracts? Yes		No
Will this contract replace any life insurance policy or annuity contract in this or any other company? Yes		No
If “Yes,” please identify each policy or contract and the issuing company.
Company_____________	Policy/Contract #________________
Company_____________	Policy/Contract #________________
Company_____________	Policy/Contract #________________
Company_____________	Policy/Contract #_______________
If either or both of the questions in this section are answered “Yes,” please complete and return with this form a copy of any state replacement form(s), as applicable.
GA-CDF-1109(04/08)	Page 4 of 9	Order #137098 01/12/2009

10A. ALLOCATION SELECTION – USE IF YOU HAVE NOT ELECTED THE LIFEPAY PLUS OR JOINT LIFEPAY PLUS BENEFIT
OPTION
Complete page 6, Section 10B if you have elected the LifePay Plus or Joint LifePay Plus benefit option.
To elect an optional DCA transfer program, allocate money to either ING Liquid Assets or 6-Month DCA[3], and indicate the funds the
DCA is to go to by writing percentages in the ”DCA (Optional)” columns. Enter allocations in whole percentages. The initial and DCA
allocations must each total
100%.	Variable Investments[1]
Initial	DCA	Initial		DCA
Allocation	Allocation Allocation			Allocation
%	%	%		%
(Required)	(Optional) (Required)			(Optional)
_______% BlackRock Global Allocation V.I.	_______%	_______% ING Marsico Growth		_______%
_______% Fidelity® VIP Contrafund	_______%	_______% ING Marsico International Opportunities _______%
_______% ING AllianceBernstein Mid Cap Growth _______%		_______% ING MFS Total Return		_______%
_______% ING American Funds Asset Allocation	_______%	_______% ING MFS Utilities		_______%
_______% ING American Funds Bond	_______%	_______% ING Multi-Manager International Small Cap Equity
_______% ING American Funds Growth	_______%	_______%
_______% ING American Funds Growth-Income	_______%	_______% ING Oppenheimer Active Asset Allocation
_______% ING American Funds International	_______%			_______%
_______% ING American Funds World Allocation	_______%	_______% ING Oppenheimer Global		_______%
_______% ING Baron Small Cap Growth	_______%	_______% ING Oppenheimer Main Street		_______%
_______% ING BlackRock Global Science and Technology		_______% ING PIMCO Core Bond		_______%
	_______%	_______% ING Pioneer Mid Cap Value		_______%
_______% ING BlackRock Large Cap Growth	_______%	_______% ING Russell Global Large Cap Index 85%
_______% ING Columbia Small Cap Value II	_______%			_______%
_______% ING Davis New York Venture	_______%	_______% ING Russell Large Cap Index		_______%
_______% ING Evergreen Health Sciences	_______%	_______% ING Russell Mid Cap Index		_______%
_______% ING Evergreen Omega	_______%	_______% ING Russell Small Cap Index		_______%
(SM)		_______% ING T. Rowe Price Capital Appreciation		_______%
_______% ING FMR Diversified Mid Cap	_______%
_______% ING Focus 5	_______%	_______% ING T. Rowe Price Equity Income		_______%
_______% ING Franklin Income	_______%	_______% ING T. Rowe Price Growth Equity		_______%
_______% ING Franklin Mutual Shares	_______%	_______% ING Templeton Foreign Equity		_______%
_______% ING Franklin Templeton Founding Strategy		_______% ING Templeton Global Growth		_______%
	_______%	_______% ING Van Kampen Capital Growth		_______%
_______% ING Global Equity Option	_______%	_______% ING Van Kampen Comstock		_______%
_______% ING Global Real Estate	_______%	_______% ING Van Kampen Equity & Income		_______%
_______% ING Global Resources	_______%	_______% ING Van Kampen Global Franchise		_______%
_______% ING International Index	_______%	_______% ING Van Kampen Global Tactical Asset Allocation
_______% ING Janus Contrarian	_______%	_______%
_______% ING JPMorgan Emerging Markets Equity		_______% ING Van Kampen Growth and Income		_______%
	_______%	_______% ING VP Growth and Income		_______%
_______% ING JPMorgan Mid Cap Value	_______%	_______% ING VP Intermediate Bond		_______%
_______% ING Julius Baer Foreign	_______%	_______% ING VP MidCap Opportunities		_______%
_______% ING Lehman Brothers U.S. Aggregate Bond Index		_______% ING VP Small Company		_______%
_______%		_______% ING WisdomTree(SM) Global High Yielding Equity Index
_______% ING Liquid Assets[2]	_______%	_______%
ING Lifestyle Portfolios[1]
_______% ING Lifestyle Aggressive Growth	_______%	_______% ING Lifestyle Moderate		_______%
_______% ING Lifestyle Conservative	_______	_______% ING Lifestyle Moderate Growth		_______%
_______% ING Lifestyle Growth	_______%
Fixed Investments[2]
Enter the allocation percentage and the fixed interest period. Check availability prior to selection.
_______% 6 Month DCA[3]		_______%	_____Year Fixed

_____%	_____Year Fixed	_____%	____Year Fixed
		____%	____Year Fixed
		____%	____Year Fixed
100 % Allocation Total (Initial and DCA (if elected) allocations must each total 100%.)
[1] The available share class is subject to distribution and/or service (12b-1) fees.
[2] Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from these investment options.
[3] Not available in Washington. Only available in New Hampshire with the Landmark product.
GA-CDF-1109(04/08)		Page 5 of 9	Order #137098 01/12/2009

10B. ALLOCATION SELECTION – USE IF YOU HAVE ELECTED THE LIFEPAY PLUS OR JOINT LIFEPAY PLUS BENEFIT
OPTION
Complete page 5, Section 10A if you did not elect the LifePay Plus or Joint LifePay Plus benefit option.
Enter allocations in whole percentages according to the following options. DCA allocations also must follow the option limitations.
To elect an optional DCA transfer program, allocate money to either ING Liquid Assets or 6-Month DCA[3], and indicate the funds the
DCA is to go to by writing percentages in the “DCA (Optional)” columns. The initial and DCA allocations must each total 100%.
Option 1 - You may allocate entirely among Accepted Funds without restriction.
Option 2 - You may elect not to allocate any account value to Accepted Funds and allocate entirely among the LifePay Plus
Fixed
Allocation Fund(s) and Other Funds. However, at least 30% of the account value must be invested in the LifePay Plus
Fixed
Allocation Fund(s).
Option 3 - You may allocate among a combination of Accepted Funds, the LifePay Plus Fixed Allocation Fund(s), and Other

Funds.
However, at least 30% of the account value not invested in Accepted Funds must be invested in the LifePay Plus
Fixed
Allocation Fund(s).
Accepted Funds
Initial		DCA	InitiaL	DCA
Allocation	Variable Investments[1]	Allocation %		Allocation %
%		Allocation %
(Required)		(Optional)	(Required)	(Optional)

_______% BlackRock Global Allocation V.I.		_______%	_______% ING Global Equity Option	_______%
_______% ING American Funds Asset Allocation		_______%	_______% ING Global Real Estate	_______%
_______% ING American Funds World Allocation		_______%	_______% ING Global Resources	_______%
_______% ING LifeStyle Conservative		_______%	_______% ING International Index	_______%
_______% ING Lifestyle Growth		_______%	_______% ING Janus Contrarian	_______%
_______% ING Lifestyle Moderate		_______%	_______% ING JPMorgan Emerging Markets Equity
_______% ING Lifestyle Moderate Growth		_______%		_______%
_______% ING Liquid Assets[2]		_______%	_______% ING JPMorgan Mid Cap Value	_______%
_______% ING MFS Total Return		_______%

_______% ING Oppenheimer Active Asset Allocation	_______%
LifePay Plus Fixed Allocation Fund(s)[1]
_______% ING American Funds Bond	_______%
_______% ING Lehman Brothers U.S. Aggregate Bond Index
_______%
_______% ING PIMCO Core Bond	_______%
_______% ING VP Intermediate Bond	______%
Other Funds[1]
_______% Fidelity® VIP Contrafund	_______%
_______% ING AllianceBernstein Mid Cap Growth	_______%
_______% ING American Funds Growth	_______%
_______% ING American Funds Growth-Income	_______%
_______% ING American Funds International	_______%
_______% ING Baron Small Cap Growth	_______%
_______% ING BlackRock Global Science and Technology
_______%
_______% ING BlackRock Large Cap Growth	_______%
_______% ING Columbia Small Cap Value II	_______%
_______% ING Davis New York Venture	_______%
_______% ING Evergreen Health Sciences	_______%
_______% ING Evergreen Omega	_______%
_______% ING FMR(SM) Diversified Mid Cap	_______%
_______% ING Focus 5	_______%
_______% ING Franklin Income	_______%
_______% ING Franklin Mutual Shares	_______%
_______% ING Franklin Templeton Founding Strategy
_______%

_______% ING Russell Global Large Cap Index 85%			_______% ING MFS Utilities	_______%
		_______%	_______% ING Multi-Manager International Small Cap Equity
_______% ING T. Rowe Price Capital Appreciation		_______%	_______%
_______% ING Van Kampen Equity & Income		_______%	_______% ING Oppenheimer Global	_______%
_______% ING Van Kampen Global Tactical Asset Allocation			_______% ING Oppenheimer Main Street	_______%
_______%			_______% ING Pioneer Mid Cap Value	_______%
			_______% ING Russell Large Cap Index	_______%
	Fixed Investments[2]		_______% ING Russell Mid Cap Index	_______%
_______% 6 Month DCA[3]		___NA___%	_______% ING Russell Small Cap Index	_______%
_______%	Year Fixed	___NA___%	_______% ING T. Rowe Price Equity Income	_______%
_______%	Year Fixed	___NA___%	_______% ING T. Rowe Price Growth Equity	_______%
_______%	Year Fixed	___NA___%	_______% ING Templeton Foreign Equity	_______%
			_______% ING Templeton Global Growth	_______%
If you have chosen to allocate according to Option 2 or 3			_______% ING Van Kampen Capital Growth	_______%
above, at least 30% of the account value not invested in			_______% ING Van Kampen Comstock	_______%
Accepted Funds must be invested in the LifePay Plus Fixed			_______% ING Van Kampen Global Franchise	_______%
Allocation Fund(s).			_______% ING Van Kampen Growth and Income	_______%
			_______% ING VP Growth and Income	_______%
			_______% ING VP MidCap Opportunities	_______%
_______% ING Julius Baer Foreign		_______%	_______% ING VP Small Company	_______%
_______% ING Lifestyle Aggressive Growth		_______%	_______% ING WisdomTree(SM) Global High Yielding Equity Index
_______% ING Marsico Growth		_______%	_______%
_______% ING Marsico International Opportunities _______%
100% Allocation Total (Initial and DCA (if elected) allocations must each total 100%.)
[1] The available share class is subject to distribution and/or service (12b-1) fees.
[2] Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from these investment options.
[3] Not available in Washington. Only available in New Hampshire with the Landmark product.
GA-CDF-1109(04/08)		Page 6 of 9	Order #137098 01/12/2009

11. OPTIONAL ACCOUNT REBALANCING PROGRAM (May not use with Dollar Cost Averaging.)
Automatic Allocation Rebalancing will occur on the last business day of the next scheduled rebalancing date. Please consult your prospectus for details regarding this feature as well as restrictions, minimum or maximum limitations, fees and other applicable information. Automatic Allocation Rebalancing does not apply to the Fixed Investments and cannot be elected if you participate
in Dollar Cost Averaging. The percentages will be proportionally recalculated for subsequent reallocations if you have chosen a Fixed Allocation Election. Any subsequent reallocation, add-on or partial withdrawal you direct, other than on a pro rata basis, will terminate this program.
Please rebalance my portfolio to the allocations on this application: Quarterly Semi-Annually Annually

12. SPECIAL REMARKS

13. STATE REQUIRED NOTICES

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.
Arizona: On receiving your written request, we will provide you with information regarding the benefits and provisions of the annuity contract for which you have applied. If you are not satisfied, you may cancel your contract by returning it within 20 days, or within 30 days if you are 65 years of age or older on the date of the application for the annuity, after the date you receive it. Any premium paid for the returned contract will be refunded without interest.
California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract.
Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.
Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree.
Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.
Arkansas, Washington D.C., Hawaii, Louisiana, Maine, New Mexico, Oklahoma, and Tennessee: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.
Washington: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

GA-CDF-1109(04/08)	Page 7 of 9	Order #137098 01/12/2009

14. SIGNATURES AND ACKNOWLEDGEMENTS (Please read carefully and sign below.)

Important information: To help the government fight the funding for terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you: When you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.
By signing below, I acknowledge receipt of the Prospectus. I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the applied for variable annuity. Only the owner and ING USA Annuity and
Life Insurance Company have the authority to modify this form.
Variable Annuities and the underlying series shares or securities which fund them are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are also subject to market fluctuation, investment risk and possible loss of principal invested.
I understand that when based on the investment experience of the Separate Account Division, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. The variable annuity applied for is in accord with my anticipated financial objectives.
I understand that the value allocated to any Account subject to a Market Value Adjustment may increase or decrease if surrendered or withdrawn prior to a specified date(s) as stated in the contract.
I understand that IRAs and other qualified plans already provide tax deferral like that provided by the contract. For an additional cost, the contract provides additional features and benefits, including death benefits and the ability to receive a lifetime income. I should not purchase a qualified contract unless I want these benefits, taking into account their cost.
In certain circumstances, Fixed Allocation Fund Automatic Rebalancing may result in a reallocation into the
LifePay Plus Fixed Allocation Fund(s), even if you have not previously been invested in them. By electing to purchase the LifePay Plus or Joint LifePay Plus option (if chosen), you are providing ING USA
Annuity and Life Insurance Company with direction and authorization to process these transactions, including reallocations into the LifePay Plus Fixed Allocation Fund(s). You should not purchase the
LifePay Plus or Joint LifePay Plus option if you do not wish to have your contract value reallocated in this manner.

TAXPAYER CERTIFICATION

Under penalties of perjury, my/our signature(s) certifies/certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me).
2.	I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding.
3.	I am a U.S. citizen or U.S. resident alien.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature_______________
Signed at (City, State)_______________		Date_______________

Joint Owner Signature (if applicable)_______________
Signed at (City, State)_______________		Date_______________

Annuitant Signature (if other than owner)_______________
Signed at (City, State)_______________		Date_______________

GA-CDF-1109(04/08)	Page 8 of 9		Order #137098 01/12/2009

15. AGENT INFORMATION

___Check here if the applicant is on active duty with the U.S. Armed Forces or is a dependent of any active duty service member of

the U.S. Armed Forces. Complete the Military Personnel Financial Services Disclosure Regarding Insurance Products and return it with this application.

Does the applicant have existing individual life insurance policies or annuity contracts? ___Yes ___No
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage? ___Yes ___No

If either or both of the questions in this section are answered “Yes,” please complete and return with this form a copy of any state replacement form(s), as applicable.

If your state has adopted the NAIC Model Replacement Regulation or other state specific replacement regulations, did you remember to do the following?

Provide any required replacement notice to the client and offer to read it aloud? (Note: If any of the questions in
Replacement
Section 9 or in this Section 15 are answered “Yes,” you must provide a replacement notice.)

Complete any required state specific paperwork?

By signing below you certify: 1) replacement questions were answered, 2) any sales material was shown to the applicant and a copy was left with the applicant, 3) you used only insurer-approved sales material, 4) you have not made statements that differ from
the sales material, and 5) no promises were made about the future value of any contract elements that are not guaranteed.
(This includes any expected future index gains that may apply to this contract.)

Premium Plus Only: ___Producer Contract	___ING Employee Contract

Compensation Alternative (Select one. Please verify with your broker/dealer that the option you select is available.):
___A ___ B ___ C ___ D ___ E

Check here if there are multiple agents on this contract.
Split: for Agent #1_________________%, Agent #2_________________%, Agent #3_________________%
Please Note: Compensation will be split equally if no percentage is indicated. Partial percentages will be rounded up.
Percentages must total 100%. Agent #1 will be given the highest percentage in the case of unequal percentages. Agent
#1 will receive all correspondence regarding the policy.

Agent #1
Print Name____________________	Signature____________________
SSN____________________	Agent Phone____________________
Broker/Dealer Branch____________________	Broker Code____________________

Agent #2____________________
Print Name____________________	Signature____________________
SSN____________________	Agent Phone____________________
Broker/Dealer Branch____________________	Broker Code____________________

Agent #3____________________
Print Name____________________	Signature____________________

SSN_______________	Agent Phone_______________
Broker/Dealer Branch_______________	Broker Code_______________

GA-CDF-1109(04/08)	Page 9 of 9	Order #137098 01/12/2009